QuickLinks -- Click here to rapidly navigate through this document

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	200,751,052.35
Discounted Principal Balance	124,291,470.96
Servicer Advances	1,184,027.83
Servicer Pay Ahead Balance	4,192,604.76
Maturity Advances Outstanding	—
Number of Current Contracts	12,045
Weighted Average Lease Rate	6.99%
Weighted Average Remaining Term	3.7
Reserve Fund:
Initial Deposit Amount	28,124,577.47
Specified Reserve Fund Percentage	9.44%
Prior Month Specified Reserve Fund Amount	59,387,207.00
Current Month Specified Reserve Fund Amount	41,249,380.29
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	58,291,457.00	1,095,750.00	59,387,207.00
Withdrawal Amount	(10,039,728.08)	—	(10,039,728.08)
Cash Capital Contribution
Transferor Excess	1,638,154.63		1,638,154.63

Reserve Fund Balance Prior to Release	49,889,883.55	1,095,750.00	50,985,633.55
Specified Reserve Fund Balance	40,153,630.29	1,095,750.00	41,249,380.29

Release to Transferor ^	—	—	—
Ending Reserve Fund Balance	49,889,883.55	1,095,750.00	50,985,633.55
Prior Cumulative Withdrawal Amount	12,895,446.10	—	12,895,446.10
Cumulative Withdrawal Amount	22,935,174.18	—	22,935,174.18
Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	75

Discounted Principal Balance		1,259,564.78
Net Liquidation Proceeds		(745,551.54)
Recoveries—Previously Liquidated Contracts		(117,450.27)

Aggregate Credit Losses for the Collection Period		396,562.97

Cumulative Credit Losses for all Periods		7,103,325.99

Repossessed in Current Period	18

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.64%
First Preceding Collection Period	0.44%
Current Collection Period	1.88%
Condition (i)i (Charge-off Rate)
Three Month Average	0.99%
Charge-off Rate Indicator (> 1.25%)	condition not met
Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	11.30%	1361	10.74%	21,568,378.05
61-90 Days Delinquent	1.80%	217	1.71%	3,429,733.59
Over 90 Days Delinquent	0.17%	21	0.19%	378,168.03

Total Delinquencies		1,599		25,376,279.67

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.38%
First Preceding Collection Period	0.78%
Current Collection Period	1.98%
Condition (ii) (Delinquency Percentage)
Three Month Average	1.05%
Delinquency Percentage Indicator (> 1.25%)	condition not met
Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	4839	73,067,561.09

Net Liquidation Proceeds		(64,270,084.26)

Net Residual Value (Gain) Loss		8,797,476.83

Cumulative Residual Value (Gain) Loss all periods		20,518,746.14

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	1,300	8,740	14.87%	13,535.01	15,166.74
First Preceding Collection Period	3,745	10,228	36.62%	13,706.29	15,476.12
Current Collection Period	4,839	10,850	44.60%	13,281.69	15,121.60
Three Month Average				13,475.89	15,261.86

	Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value				88.30%

Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	44.60%	YES
b) Number of Scheduled Maturities > 500	10,850	YES
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	88.30%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation

    The Specified Reserve Fund Balance (SRFB) is $70,761,436.91, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates

  (2)
  The greater of a) or b)

  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.

  b)
  $41,249,380.29, or $48,749,267.61 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

^
Transferor directed the servicer to not release the reserve fund balance in excess of the Specified Reserve Fund Amount.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001

		Certificate Balance						Transferor Interest
				Class A1 Balance	Class A2 Balance	Class A3 Balance	Class B Balance
	Total	Percent	Balance					Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	641,017.74
Net Investment Income	1,130,266.66
Non-recoverable Advances	(322,172.48)

Available Interest	1,449,111.92		1,440,709.32	—	1,120,111.92	192,094.58	128,502.83	8,402.60
Class A1, A2, A3 Notional Interest Accrual Amount	(2,246,270.75)		(2,246,270.75)	—	(1,914,848.75)	(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)		(282,419.42)				(282,419.42)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(255,021.81)		(248,301.17)					(6,720.64)
Capped Expenses	(27,239.69)		(26,521.84)					(717.85)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	(1,361,839.75)		(1,362,803.86)					964.11
Excess Interest to Transferor	—		—					—

Net Interest Collections Available	—		(1,362,803.86)					964.11

Losses Allocable to Investors' Certificates:	(8,951,747.23)							(8,951,747.23)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	1,638,154.63							(8,950,783.12)

Withdrawal from Reserve Fund:	10,039,728.08
Reimbursement/Deposit from Transferor Prin:	1,912,013.53
Net withdrawal from the Reserve Fund:	8,401,573.45
Principal:
Current Loss Amount	(9,194,039.80)		(8,951,747.23)	—	(8,951,747.23)	—	—		(242,292.57)
Loss Reimbursement from Transferor	274,823.01		274,823.01	—	274,823.01	—	—	(274,823.01)
Loss Reimbursement from Reserve Fund	8,676,924.22		8,676,924.22	—	8,676,924.22	—	—

Total	(242,292.57)		—	—	—	—	—		(242,292.57)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—		—
Allocations—Current Period	103,120,815.65		103,120,815.65	—	103,120,815.65	—	—
Allocations—Accelerated Principal Distribution	—		—	—	—	—	—
Allocations—Not Disbursed Beginning of Period	248,038,601.68		248,038,601.68	—	248,038,601.68	—	—
Allocations—Not Disbursed End of Period	351,159,417.33		351,159,417.33	—	351,159,417.33	—	—
Interest Distributions/Allocations:
Distribution—Current Period	7,586,070.51		7,586,070.51	—	5,744,546.25	994,266.00	847,258.26	—
Allocations—Current Period	2,528,690.17		2,528,690.17	—	1,914,848.75	331,422.00	282,419.42
Allocations—Not Disbursed Beginning of Period	5,057,380.34		5,057,380.34	—	3,829,697.50	662,844.00	564,838.84
Allocations—Not Disbursed End of Period	—		—	—	—	—	—
Due To Trust—Current Period:			—
Total Deposit to/ (Withdrawal from) Reserve Fund	(8,401,573.45)
Due To Trust	110,706,886.16		110,706,886.16	—	108,865,361.90	994,266.00	847,258.26	—	—

Total Due To Trust	102,305,312.71		110,706,886.16	—	108,865,361.90	994,266.00	847,258.26	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B
												Transferor Interest Balance
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—	100.00%	735,000,000.00	25.71%	189,000,000.00	57.76%	424,500,000.00	9.90%	72,800,000.00	6.63%	48,700,000.00	14,988,732.51
Percent of ANIV			98.00%		25.20%		56.60%		9.71%		6.49%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.2650%		5.4130%		5.4630%		6.9590%
Target Maturity Date					December 25, 2000		December 25, 2001		March 25, 2002		December 25, 2003
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	306,026,174.10
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance**	306,026,174.10
Discounted Principal Balance	220,595,473.96
Notional/Certificate Balance			546,000,000.00		—		424,500,000.00		72,800,000.00		48,700,000.00	8,064,775.78
Adjusted Notional/Certificate Balance			297,961,398.32		—		176,461,398.32		72,800,000.00		48,700,000.00	8,064,775.78
Percent of ANIV			97.36%		0.00%		57.66%		23.79%		15.91%	2.64%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,666,018.57
Servicer Pay Ahead Balance	6,494,393.77
Number of Current Contracts	18,902
Weighted Average Lease Rate	6.84%
Weighted Average Remaining Term	3.2
Pool Data Current Month
Aggregate Net Investment Value	200,751,052.35
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance**	200,751,052.35
Discounted Principal Balance	124,291,470.96
Notional/Certificate Balance			546,000,000.00		0.00		424,500,000.00		72,800,000.00		48,700,000.00	5,910,469.68
Adjusted Notional/Certificate Balance			194,840,582.67		0.00		73,340,582.67		72,800,000.00		48,700,000.00	5,910,469.68
Percent of ANIV			97.06%		0.00%		36.53%		36.26%		24.26%	2.94%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,184,027.83
Servicer Pay Ahead Balance	4,192,604.76
Number of Current Contracts	12,045
Weighted Average Lease Rate	6.99%
Weighted Average Remaining Term	3.7
Prior Certificate Interest Payment Date	June 25, 2001
Next Certificate Interest Payment Date	September 25, 2001
	** Strictly for purposes of calculating Transferors Interest.

Current Month Collection Activity	Vehicles
Principal Collections		2,227,514.53
Prepayments in Full	1908	28,122,445.33

Reallocation Payment	35	598,036.02

Interest Collections		641,017.74
Net Liquidation Proceeds and Recoveries		863,001.81
Net Liquidation Proceeds—Vehicle Sales		64,270,084.26
Non-Recoverable Advances		(322,172.48)

Total Available		96,399,927.21
Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	27,239.69	217,917.52
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	255,021.81
Servicer's Fee Paid	255,021.81
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	30,761.76
Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of September 25, 2001 for the Collection Period of August 1 through August 31, 2001

		Class A1 Balance	Class A2 Balance	Class A3 Balance	Class B Balance	Total Class Balance
Interest Rate
Three Month LIBOR +			0.27%	0.32%	2.00%
Principal Payments
Principal Payment due to Investors
Ending Certificate Balance			424,500,000.00	72,800,000.00	48,700,000.00	546,000,000.00
Interest Payments
Class Interest Rate for Current Interest Period			4.00875%	4.05875%	5.73875%
Interest Calculation for Current Interest Period			4,348,825.63	755,107.89	714,219.32	5,818,152.84
At Certificate Payment Date:
Paid to Swap Counterparty	—		5,744,546.25	994,266.00	847,258.26	7,586,070.51
Due to Swap Counterparty	—		5,744,546.25	994,266.00	847,258.26	7,586,070.51
Proration %	0.00%
Interest Due to Investors			4,348,825.63	755,107.89	714,219.32	5,818,152.84
Interest Payment to Investors			4,348,825.63	755,107.89	714,219.32	5,818,152.84
Net Settlement due to / (receive by) Swap Counterparty			(1,395,720.63)	(239,158.11)	(133,038.94)	(1,767,917.67)
Total Payment to Investors (Principal and Interest)			4,348,825.63	755,107.89	714,219.32	5,818,152.83
Swap Shortfall
Prior Swap Interest Shortfall Carryover		—	—	—	—	—
Swap Interest Shortfall Inc/(Dec) This Period		—	—	—	—	—
Swap Swap Interest Shortfall Carryover		—	—	—	—	—
Interest Reset
Interest Rate			TBD	TBD	TBD
Number of Days			TBD	TBD	TBD
Interest for Succeeding Certificate Payment Date		—

    I hereby certify to the best of my knowledge that the servicing report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

QuickLinks

TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of September 25, 2001 for the Collection Period of August 1, 2001 through August 31, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of September 25, 2001 for the Collection Period of August 1 through August 31, 2001